EXHIBIT 10.1

SHARE FOR SHARE  EXCHANGE AGREEMENT

This Share for Share Exchange Agreement (the "AGREEMENT") dated as of the 9th   day of   February 2007,  is by and amongst  PAYLESS TELECOM SOLUTIONS, INC.  a  Wyoming  corporation (hereinafter referred to as “Acquiror” or “PAYLESS”) ,  GRID MERCHANT PROCESSING, INC., a Florida  corporation (the “COMPANY”), and  Eric Santelices  and Miguel Dotres  (the “Shareholder(s)”), the sole Shareholder of the COMPANY.

Recitals:

A.

PAYLESS  has offered to issue 60,000  shares of its Common Stock,  without par value (the "Common Stock” or the “Exchanged Corporation Stock”), to the Shareholders  in exchange for their contribution  to PAYLESS of 510,000 shares of the Company’s issued and outstanding common stock (the “ COMPANY  SHARES”).

B.

The respective Boards of Directors of PAYLESS and the COMPANY  have determined that, subject to the terms, conditions, agreements, representations and warranties set forth herein, the exchange contemplated herein will serve the general welfare and advantage of their respective businesses.

C.

Subject to the terms and conditions set forth herein, the Shareholder desires to contribute the Company’s Shares for shares of Common Stock in PAYLESS in  the manner hereinafter set forth herein.

D.

The exchange of shares of common stock is intended to comply with the requirements of Section 368 of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and the interpretive rulings issued pursuant thereto.

NOW, THEREFORE, in consideration of the foregoing recitals, as well as the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

EXCHANGE PROVISIONS

1.1

 Contribution.

Subject to the terms and conditions hereinafter set forth:

(a)

The Shareholders agrees to contribute, transfer, assign and convey at Closing to Payless a total of 510,000 shares of the Company’s issued and outstanding Common Stock  as more fully set forth on attached Schedule 1.1.  (a) together with all other rights, claims and interests they may have with respect to the COMPANY  or its respective assets, and all claims they may have against its officers and directors, including, but not limited to, all rights to unpaid dividends and all claims and causes of action arising from or in connection with the ownership of COMPANY Shares or its issuance.  The Shareholders shall deliver to PAYLESS the Company Shares,  together with a stock power therefore, duly executed in blank, to be held by PAYLESS  for delivery at Closing; and

(b)

PAYLESS agrees to issue to the Shareholder the Common Stock of Payless.

(c)

The Company shall reissue to the Shareholders, pro rata, a total of 490,000 shares of the Company’s common stock so that at Closing there will be one million shares of Company Common Stock issued and outstanding.

1.2

Closing.

 Subject to compliance with all conditions precedent and no later than 30 days following execution of this Agreement.   Closing shall take place at the offices of Jeffrey G. Klein, P.A., 2600 North Military Trail, Suite 270 Boca Raton, FL  33431  or at another time or place that is mutually agreeable to the parties hereto, or on such other date at such other time as may be mutually agreed upon in writing by the parties hereto (the "Closing").

ARTICLE II

REPRESENTATIONS AND WARRANTIES

a.

The COMPANY  represents and warrants to PAYLESS  that:

(i)

Incorporation, Common Stock, Etc.  The COMPANY is a corporation duly organized and existing in good standing under the laws of  Florida.  COMPANY has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties.  The Shareholder owns all of the issued and outstanding shares of Capital Stock of the COMPANY.  There are currently one million shares of Common Stock issued and outstanding of which 510,000 are being transferred pursuant to this Agreement.  There are no preferred shares authorized.  There are, and at the Closing will be no outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the COMPANY or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock.  All of the outstanding shares of the COMPANY are duly authorized, validly issued, fully paid and non-assessable.  There are no dividends due, to be paid or in arrears with respect to any of the capital stock of COMPANY.

(ii)

 COMPANY  Financial Statements. Attached hereto as Schedule 2.a(ii) are the year end financial statements for the COMPANY dated December 31, 2006 .  Said statements have been prepared using Generally Accepted Accounting Principles. These  financial statements fairly present the financial position of  the COMPANY as of the dates set forth in the unaudited financial statements.  The unaudited financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and consistent with the books and records of the COMPANY.  There has been no material change in the financial condition of the COMPANY since the date of the financial statements.  All known liabilities of the COMPANY are set forth in the financial statements and there are not undisclosed liabilities of any kind or nature.

(iii)

Litigation.   Except as set forth in Schedule 2.a(iii), there are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against the COMPANY or any of its subsidiaries at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The COMPANY is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

(iv)

Compliance with Laws.    The COMPANY has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses of their properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and the COMPANY has not received any notice of any claim or assertion that it is not so in compliance.

(v)

Indebtedness.   The COMPANY, has not executed any instruments, entered into any agreements or arrangements pursuant to which the COMPANY  has borrowed any money, incurred or guaranteed any indebtedness or established any line of credit which represents a liability of the COMPANY as of the date hereof and is not set forth on the financial statements.

(vi)      No Material Adverse Change.   Since the COMPANY Balance Sheet Dates, there has not been any material adverse change in the condition, financial or otherwise, of the COMPANY’s business,  nor has there been any material transaction entered into by the COMPANY. The COMPANY  has not incurred any material obligations, contingent or otherwise, except for legal and accounting fees and expenses in connection with the transactions contemplated by this Agreement.  There has not been any damage, destruction or loss, whether or not covered by insurance adversely affecting the COMPANY’s  business, property or assets; nor has the COMPANY  (a) created or incurred any indebtedness; (b) issued, sold, purchased, redeemed or granted any shares of common stock or any other securities of  the COMPANY or any options, warrants or other rights to purchase any shares of common stock of the COMPANY,  (c) amended its Certificate of Incorporation or bylaws, (d) paid any obligation or liability other than obligations or liabilities reflected in its Balance Sheet dated as of the COMPANY Balance Sheet Date or incurred any liabilities  except for legal and accounting fees and disbursements incurred in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby.

(vii)

No Defaults.   Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law, regulation or agreement,  or the COMPANY’s Certificate of Incorporation or Bylaws, or of any agreement or instrument to which COMPANY or any Shareholder is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of COMPANY; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by COMPANY or the Shareholders.

(viii)

  Corporate Action of COMPANY.    The Board of Directors of  the COMPANY has duly authorized the execution and delivery of this Agreement.  Subject to the approval of the stockholders of the COMPANY as provided herein, this Agreement constitutes a valid, legal and binding agreement of COMPANY and is enforceable in accordance with its terms.

(ix)      Liabilities.   As of the Balance Sheet Date, the COMPANY has not  incurred any  other liabilities except those incurred in the ordinary course of business.

(x)

Taxes.    All federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by COMPANY have been duly filed; the COMPANY has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which it is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities.  The COMPANY has no knowledge of any tax deficiency which has been or might be asserted against it which would materially and adversely affect the business or operations of the COMPANY.   Prior to Closing, the COMPANY   shall provide PAYLESS with copies of all tax returns, of any kind or nature, filed by COMPANY, together with all accounting information.

(xi)     Title to Property; Leases.   The COMPANY has good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions or are not materially significant or important in relation to its operations and business.  All of such leases and subleases under which COMPANY  is the lessor or sublessor, lessee or sublessee of properties or assets or under which COMPANY holds properties or assets as lessee or sublessee are in full force and effect.  The COMPANY is not in default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to  the COMPANY’s rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the COMPANY’s rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and COMPANY either owns or leases all such properties as are  necessary to its operations as now conducted.

Attached hereto and marked Schedule 2.a(xi)  is an accounting  of all assets owned by the COMPANY including all tangible and intangible assets and assets owned through any subsidiaries.

(xii)   Licenses.  The COMPANY has obtained all required licenses, permits or other governmental authorization for the conduct of its business as now being conducted.

(xiii)

Bank Accounts.

 Attached hereto as Schedule 2.a(xiii) is a listing of all bank accounts and account numbers which are currently held by the COMPANY.

(xiv)

Contracts and Commitments.  Except as set forth in Schedule 2.a(xiv), there are no contracts nor commitments of the  COMPANY requiring any future payment to an officer, director, employee, agent or shareholder of COMPANY.

Attached and marked as Schedule 2.a(xiv)(b)  is a list of all current employees and the salary of each.  As of the Closing Date, all salaried due and payable have been paid or properly accrued.

Attached and marked as Schedule 2.a(xiv)(c)  is a list of all  material contracts which the Company is currently bound or subject to.  All of these contracts are current and in good standing and  Company has received no notice of any intent to terminate any agreement.

(xv)

  Representations True and Correct.  This Agreement and the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning COMPANY or omits any material fact concerning COMPANY or the Shareholder  which is necessary in order to make the statements therein not misleading.  All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Shareholders pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing.

(xvi)      Retirement Plans.  Neither the COMPANY nor any of its subsidiaries are obligated under any pension plan, profit sharing or similar employee benefit plan.

(xvii)    Intellectual Property Rights.  Attached hereto as Schedule 2.a(xvii) is a list of all trademarks and trade names which are owned by the COMPANY together with copies of any official notices from any issuing governing organization.  The COMPANY has valid ownership to all trademarks identified in Schedule 2.a(xvii)  and has been granted by the United States Patent and Trademark Office valid trademarks.  The COMPANY is not aware of any claims for trademark or patent infringement in connection with any of its products or services.

(xviii)

 Officers, Directors, Agents, etc.  Set forth on Schedule 2.a(xviii) annexed hereto is a complete list of all officers (with office held), directors, contractors and agents of the Corporation, and the compensation and all vacation and other benefits they are entitled to receive from the Corporation.

(xix)

 Labor Matters.  The COMPANY is not and has never been a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, COMPANY, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement.  No former employee of the COMPANY has any claim against the COMPANY  (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time-off or pay in lieu of vacation or time-off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.  No person or party       (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against the COMPANY  arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

(xx)

 Environmental Matters.  The COMPANY has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste.  There are no on-site or off-site locations where the COMPANY has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the COMPANY, and no polychlorinated biphenyls are used or stored at any property owned or leased by the COMPANY.

(xxi)   Indemnification.  The COMPANY shall indemnify and hold PAYLESS, its officers and directors, harmless of and in respect of:

(1) Any damage or loss resulting from any loss, liability damage, misrepresentation, breach of warranty or non-fulfillment on the part of COMPANY  under this Agreement or from any misrepresentation or omission from any certificates or other instrument  furnished to Buyer pursuant to this agreement

(2) All actions, suits, proceedings, demands assessments, judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by Buyer to enforce this Agreement against COMPANY.

(xxii)

Legal Representation.  The COMPANY has had the opportunity to retain independent legal counsel and independent legal counsel has had the opportunity to advise the COMPANY with respect to the terms and conditions of this Agreement.  The COMPANY agrees and understands that the Escrow Agent has served as legal counsel only for PAYLESS with respect to all matters related to the execution of this Agreement.

(b)

The Shareholder(s)  warrant, represent,  acknowledge and agrees that:

(i)

The PAYLESS Common Stock to be issued to the COMPANY Shareholders (the "Exchanged Corporation Stock") is being issued to COMPANY Shareholder(s) without registration under applicable federal and state securities laws in reliance upon certain exemptions from registration under such securities laws, and that should the COMPANY Shareholders desire to sell or transfer any of the Exchanged Corporation Stock  the COMPANY Shareholders will be required to obtain an opinion of the Company’s counsel;

(ii)

The Shareholders have the opportunity to ask questions of and receive answers from PAYLESS, and their respective executive officers concerning their businesses and the Exchanged Corporation Stock and all such inquiries have been completed to his satisfaction;

(iii)

Each certificate representing shares of the Exchanged Corporation Stock will bear a legend restricting its transfer, sale, conveyance or hypothecation, unless such Exchanged Corporation Stock is either registered under applicable securities laws or an exemption from such registration is applicable, and provided that if an exemption from registration is claimed, PAYLESS  may require an opinion of legal counsel that, as a result of such exemption, registration under the securities laws is not required to transfer, sell, convey or hypothecate such Exchanged Corporation Stock;

(iv)

The Shareholders shall not transfer any Exchanged Corporation Stock except in compliance with all applicable securities laws;

(v)

The Shareholders have not relied on the advice of PAYLESS its officers,  directors, agents or controlling persons in electing to participate in the transaction herein contemplated.  The Shareholder by virtue of his business or financial experience can reasonably be assumed to have the capacity to protect his own interest in connection with the transaction;

(vi)

The Shareholders are  acquiring the Exchanged Corporation Stock  for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(vii)

The Shareholders have not received any general solicitation or general advertising regarding the acquisition of the Exchanged Corporation Stock;

(viii)

The Shareholders are capable of evaluating the merits and risks of an investment in the PAYLESS Common Stock because he is a sophisticated investor by virtue of his prior investments and has experience in investments similar in nature to the Common Stock, including investments in unlisted and unregistered securities, and has knowledge and experience in financial and business matters in general.

(ix)

 The Shareholders are “accredited investors” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Units and has the ability and capacity to protect Subscriber’s interests; and

(x)

The Shareholders acknowledge that the Exchanged Corporation Stock is not quoted on any exchange, nor can there be any assurance that the Common Stock will be quoted on any Exchange in the future.  The Exchanged Corporation Stock  must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  The Shareholder  is aware of the provisions of Rule 144 promulgated under the Act which permit resales of common stock purchased in a private transaction subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the COMPANY, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

(xi)  The Shareholders in the aggregate own 100% of the issued and outstanding shares of stock of COMPANY and are transferring 51% of the issued and outstanding shares of common stock.  The Shares are owned free and clear of all  liens and encumbrances.  There are no outstanding warrants, options or other rights which upon exercise may be exchanged for shares of  common stock.

(xii)  The Shareholders agree to waive in full any accrued salary which is due and owing and have not paid themselves any of the accrued salaries that are reflected on the December 31, 2006 balance sheet.

(c)

    PAYLESS represents and warrants that:

(i)

       Corporate Status. PAYLESS is a corporation duly organized and existing and in good standing under the laws of the State of Wyoming.  The number of issued and outstanding shares  as of the date of this Agreement is  approximately 1,683,926.  Said figure does not include approximately 5.5 million shares which are issuable by Payless.

(ii)

Litigation.   There are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against PAYLESS  at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. PAYLESS is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

(iii)

Compliance with Laws.   To the best of its knowledge, PAYLESS  has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses of their properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and PAYLESS has not received any notice of any claim or assertion that it is not so in compliance.

(iv)

No Defaults.   Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law, regulation or agreement,  or the PAYLESS Certificate of Incorporation or Bylaws, or of any agreement or instrument to which  PAYLESS  or any Shareholder is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of PAYLESS.

(v)

  Corporate Action of COMPANY.    The Board of Directors of  the COMPANY has duly authorized the execution and delivery of this Agreement.  This Agreement constitutes a valid, legal and binding agreement of  PAYLESS  and is enforceable in accordance with its terms.

(vi)

  Representations True and Correct.  This Agreement and the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning PAYLESS  or omits any material fact concerning PAYLESS  which is necessary in order to make the statements therein not misleading.  All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument).

(vii)   Reporting Status.  PAYLESS is a fully reporting COMPANY and has not filed all reports with the Commission.   PAYLESS  common stock does not trade on any recognized Exchange, is not quoted on the Over-the-Counter-Bulletin Board or on any other quotation system.  No warranty or representation of any kind or nature is provided with respect to the eligibility of PAYLESS for trading on any exchange or listing for trading on any quotation system.

(xiv)   Indemnification.  PAYLESS shall indemnify and hold the COMPANY, its officers and directors, harmless of and in respect of:

(1) Any damage or loss resulting from any loss, liability damage, misrepresentation, breach of warranty or non-fulfillment on the part of PAYLESS   under this Agreement or from any misrepresentation or omission from any certificates or other instrument  furnished to the COMPANY  pursuant to this agreement

(2) All actions, suits, proceedings, demands assessments, judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by COMPANY to enforce this Agreement against PAYLESS.

ARTICLE III

INTERPRETATION AND SURVIVAL OF

REPRESENTATIONS AND WARRANTIES

3.1

 Interpretation.  Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied.  Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

3.2

 Survival.  All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the consummation of the transaction contemplated hereby and any investigation.

ARTICLE IV

OBLIGATIONS PRIOR TO CLOSING

4.1

 Conduct of the Corporation and COMPANY Pending Closing.  During the period from the date hereof until the Closing Date, except with the express prior written consent of the other party, the COMPANY and PAYLESS   hereby covenant and agree that:

(a)

each shall maintain its existence in good standing in the state of its incorporation and each other jurisdiction where it is required to be licensed or qualified as a foreign corporation, and shall not alter or amend its Articles of Incorporation or Bylaws;

 and

(b)

each shall not take any action, or enter into any agreement that would cause a breach of any of the representations and warranties made herein by the Corporation or COMPANY, as applicable.

ARTICLE V

CONDITIONS PRECEDENT TO COMPANY'S AND THE

COMPANY SHAREHOLDERS' OBLIGATIONS

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, the COMPANY and each of the COMPANY Shareholders' respective obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article V, except to the extent that such satisfaction is waived in writing by COMPANY and a majority in interest of the COMPANY Shareholders.

5.1

 Representations and Warranties of the Corporation.  All representations and warranties made by PAYLESS in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

5.2

 Performance of this Agreement.  PAYLESS  shall have duly performed or complied with all the obligations under this Agreement to be performed or complied with by PAYLESS  on or prior to the Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO PAYLESS’S OBLIGATIONS

Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof,  PAYLESS’  obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII, except to the extent that such satisfaction is waived by PAYLESS  in writing.

6.1

 Representations and Warranties of COMPANY and the COMPANY Shareholders.  All representations and warranties made by COMPANY and the COMPANY Shareholders contained in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

6.2

 Performance of this Agreement. The owners of 100% of the issued and outstanding shares of common stock of COMPANY shall have executed this Agreement.  COMPANY and the COMPANY Shareholders shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by them on or prior to the Closing.

6.3

 Absence of Litigation.  Except as otherwise disclosed in this agreement, no litigation has been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement.

6.4

 Deliveries at Closing.  At Closing, in addition to all other deliveries to be made to the Corporation hereunder, the Corporation shall receive a certificate signed by  the president of COMPANY, dated as of the Closing, certifying that: (a) all of the terms and conditions of this Agreement to be satisfied or performed by COMPANY on or before the time of the Closing have been satisfied or performed; (b) except as set forth in this Agreement, there is no other litigation has been instituted or, to the best of  his knowledge, threatened on or before the time of the Closing by any person (other than the Corporation), the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of COMPANY; and (c) there has not been any material adverse change in or affecting COMPANY between the date of this Agreement and the time of the Closing.

6.5

   Schedules.   COMPANY shall have provided to PAYLESS  all referenced schedules.

ARTICLE VII

OBLIGATIONS AT CLOSING AND POST CLOSING OBLIGATIONS

7.1

 Obligations of  PAYLESS to COMPANY and the COMPANY Shareholders at Closing.  PAYLESS hereby covenants and agrees to deliver or cause to be delivered to COMPANY and COMPANY Shareholders at the Closing the following:

(a)

Duly issued certificates containing a restrictive legend representing all the Exchanged Corporation Stock, together with any documentary stamps required in connection with such transfer and such other appropriate documents and instruments of transfer as COMPANY may reasonably request.

(b)

An Active Status Certificate for the Corporation, dated no earlier than ten (10) days before the Closing, from the State of Wyoming.

(c)

A copy of the resolutions adopted by the Board of Directors of PAYLESS , certified by its corporate secretary, which resolutions authorize it to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

7.2

 COMPANY's Obligations to PAYLESS  at Closing.  COMPANY agrees to deliver or cause to be delivered to PAYLESS  at the Closing the following:

(a)

A Good Standing Certificate for COMPANY dated no earlier than ten (10) days before the Closing, from the State of  Florida .

(b)

A copy of the resolutions adopted by the Board of Directors of COMPANY, certified by its corporate secretary, which resolutions authorize it to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

(c)

510,000 shares of  COMPANY capital stock certificates to be exchanged for shares of Exchanged Corporation Stock free and clear of all encumbrances, together with all certificates evidencing the same and stock powers therefore, in a form acceptable to PAYLESS,  duly executed in blank.

7.3

Audited Financial Statements.   Within 75 days of the Closing of this Agreement,  the Company, at its own cost and expense,  shall provide Payless with the audited financial statements in conformity with Generally Accepted Accounting Principals  as required pursuant to the rules and regulations promulgated by the Securities and Exchange Commission.   The audit shall be performed by an auditor who is a member of the PCAOB.

jhj

In the event that the Company fails to comply with the audit requirement,  the Company in its sole and absolute discretion may, on written notice to the Company,  rescind this Agreement and any monies of any kind or nature advanced by Payless to the Company shall be returned to Payless.

7.4.

 COMPANY Shareholders' Obligations to the Corporation at Closing.  Each COMPANY Shareholder hereby covenants and agrees to deliver to PAYLESS at the Closing the following:

(a)

If not previously delivered to PAYLESS for such purposes, all his COMPANY capital stock certificates, free and clear of all encumbrances, together with all certificates evidencing same and stock powers therefore, in a form acceptable to PAYLESS, duly executed in blank.

(b)

Such other documents and instruments as counsel to PAYLESS  may reasonably request.

ARTICLE VIII

TERMINATION

8.1

 Termination on Default.  If, prior to the Closing, a party hereto shall materially breach or default in the full and timely performance and satisfaction of any of its representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth (5th) day after the date notice is given by the non-defaulting party to the defaulting party specifying the nature of such breach or default (or at or before the time of the Closing if sooner), then the non-defaulting party may terminate this Agreement immediately upon notice to the defaulting party; provided, however, that no COMPANY Shareholder may terminate this Agreement.

8.2

 Termination at Closing.  If any of the conditions set forth in Article V hereof are not satisfied at or before the time of the Closing, then COMPANY may terminate this Agreement by notifying PAYLESS  at the Closing.  If any of the conditions set forth in Article VI hereof are not satisfied at or before the time of the Closing, then the Corporation may terminate this Agreement by notifying COMPANY and all the COMPANY Shareholders at the Closing.

In the event of any termination of this Agreement,  neither party shall have any further obligation to the other.  In the event of a termination by the COMPANY,  neither PAYLESS, its officers, directors or consultants shall be required to refund any funds previously deposited with the Escrow Agreement.

ARTICLE  IX

MUTUAL NON-COMPETE

9.1

During such period of time that the Shareholder(s) are  providing services to Payless or the Company,  and for a term of two years following termination of employment or termination of any consulting work, the Shareholders will not own, operate, manage or consult for any business which is engaged in the same or similar type of business as the Company.  For purposes of this agreement,  the same or similar business is defined as any business engaged in the processing of credit cards, issuing prepaid debit card or other types of prepaid credit cards.  This restriction shall apply to North and South America and Europe.  The parties agree that this restriction is fair and reasonable and constitutes a material inducement for Payless to retain the services of the Shareholder(s).     If a court of competent jurisdiction determines that this restriction is overly broad or restrictive, then in that event the maximum term of this restriction shall be as adjudicated by the courts.

9.2

During such period of time that Ricardo Canal (“Canal”) is employed by Payless,  and for a term of two years following termination of employment or termination of any consulting work, Canal will not own, operate, manage or consult for any business which is engaged in the same or similar type of business as the Company.  For purposes of this agreement,  the same or similar business is defined as any business engaged in the processing of credit cards, issuing prepaid debit card or other types of prepaid credit cards.  This restriction shall apply to North and South America and Europe.  The parties agree that this restriction is fair and reasonable and constitutes a material inducement for Payless to retain the services of the Shareholder(s).     If a court of competent jurisdiction determines that this restriction is overly broad or restrictive, then in that event the maximum term of this restriction shall be as adjudicated by the courts.

9.3

Notwithstanding anything else contained herein to the contrary,  the terms and conditions of these non-competes shall cease in the event that Payless is no longer a shareholder of the Company.

ARTICLE X

MISCELLANEOUS

10.1

Notices.  All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, and addressed as set forth below:

If to PAYLESS	Ricardo Canal, president
2500 East Hallandale Beach Blvd. Suite 800_
Hallandale, FL 33009

With a copy to:	Jeffrey G. Klein
2600 North Military Trail
Suite 270
Boca Raton, FL 33431

If to COMPANY or the
COMPANY Shareholders:	1128 Royal Palm Blvd.
Suite 234
West Palm Beach, FL 33411

10.2

 Entire Agreement.  This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.  No changes of or modifications or additions to this Agreement shall be valid unless same shall be in writing and signed by the parties hereto.

10.3

 Binding Effect; Assignment.  This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators.  No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties.

10.4

 Amendment.  The parties hereby irrevocably agree that no attempted amendment, modification or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

10.5

 No Waiver.  No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

10.6

 Gender and Use of Singular and Plural.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

10.7

 Counterparts.  This Agreement and any Amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.8

 Headings.  The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

10.9

 Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Florida with jurisdiction for any dispute in Palm Beach County, Florida.

10.10 Further Assurances.  The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

10.11 Litigation.  If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

10.12 Confidentiality.  Except for discussions of the transactions contemplated by this Agreement among the parties hereto and their respective representatives and counsel participating in this transaction, and except as may be required of the Corporation pursuant to federal securities laws, each party hereto shall, unless all other parties hereto shall otherwise agree, keep confidential and not, directly or indirectly, disclose to any person the existence of this Agreement, the transaction contemplated by this Agreement or any of the terms thereof, or the fact that the Corporation and COMPANY have entered into discussions or negotiations for any purpose watsoever, and each party hereto shall use its good faith efforts to cause its employees, agents, officers, directors and representatives to abide by the foregoing restrictions on disclosure.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

PAYLESS TELECOM SOLUTIONS, INC.

/s/Ricardo Canal

/s/Ricardo Canl

________________

_______________________

BY: Ricardo Canal

Ricardo Canal, individually

Its: President

As to paragraph 9.2 only

GRID MERCHANT PROCESSING, INC.

/s/ Miguel Dotres

__________________

BY:

ITS:

THE SHAREHOLDERS

/s/Eric L. Santelices

__________________

Eric L. Santelices

/s/Miguel Dotres

__________________

Miguel  Dotres

SCHEDULE 1.1(a)

Name of Shareholder

Number of Shares Owned

Number of Shares to

Be Transferred

Eric L. Santelices

5000,000

255,000

Miguel  Dotres

500,000

255,000